Exhibit 99.2
 Alliance Data NYSE: ADS   Full Year 2019 ResultsJanuary 30, 2020

 2  Forward-Looking StatementsThis presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding strategic initiatives, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Further risks and uncertainties include, but are not limited to, the impact of strategic initiatives on us or our business if any transactions are undertaken, and whether the anticipated benefits of such transactions can be realized as well as whether or if any share repurchases are undertaken.Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

 Agenda  Speakers: Charles Horn Vice Chairman and Acting CEO Tim King EVP and CFO Consolidated ResultsSegment Results2020 Guidance  3

 2019 Consolidated Results(MM, except per share)  4     Year Ended December 31,            2019  2018  % Change     Revenue  $5,581   $5,667   -2%     Income from continuing operations  $573   $946   -39%     Income from continuing operations per diluted share (EPS)  $11.24   $17.17   -35%     Core EPS  $16.77   $19.49   -14%                    Adjusted EBITDA  $1,710   $1,995   -14%     Adjusted EBITDA, net  $1,271   $1,609   -21%                    Diluted shares outstanding  50.9  55.1        ************************************************************************************          (Including discontinued operations)          Net income  $311   $963   -68%     Net income per diluted share  $6.10   $17.49   -65%     1  1 negatively impacted by ($3.07) in loss on extinguishment of debt and restructuring and strategic transaction costs.

 2019 Segment Results(MM)  5     Year Ended December 31,           2019     2018  % Change  Revenue:               LoyaltyOne®  $1,033      $1,068   -3%   Card Services  $4,548      $4,598   -1%     $5,581      $5,667   -2%                 Adjusted EBITDA, net:               LoyaltyOne  $245      $254   -4%   Card Services  $1,120      $1,496   -25%   Corporate/Other  ($93)     ($141)  -34%     $1,271      $1,609   -21%

   Year Ended December 31,          2019  2018  % Change    Revenue  $1,033  $1,068  -3%    Adjusted revenue 1  $1,121  $1,068  +5%              Adjusted EBITDA, net  $245  $254  -4%    Constant currency adjusted EBITDA, net   $253  $254  0%              2019 LoyaltyOne(MM)  1 Adjusted for constant currency and change to net revenue presentation required under ASC 606.  6

 2019 Card Services – Key Metrics  7  1 Normalized card receivables includes held-for-sale receivables.2 Revenue divided by normalized card receivables.3 Excludes mark-to-market on held-for-sale receivables.    Year Ended December 31,        2019  2018  % Change/Variance  Credit Sales  $30,987   $30,702   +1%  Average Card Receivables  $17,298   $17,412   -1%  Normalized Average Card Receivables 1  $18,942  $18,729  +1%  End of Period Receivables  $19,463   $17,855   +9%  Total Gross Yield % 2  24.00%  24.50%  -0.50%  Operating Expense % 3  9.18%  9.14%  +0.04%  Principal Loss Rate  6.10%  6.13%  -0.03%  Delinquency Rate  5.80%  5.66%  +0.14%  Return on Equity  23%  33%  -10%

   Year Ended December 31,          2019  2018  % Change    Revenue  $4,548  $4,598  -1%              Operating Expenses  $1,929  $1,814  +6%    Provision for Loan Losses  $1,188  $1,016  +17%    Funding Costs  $439  $386  +14%    Earnings before taxes  $992  $1,382  -28%              Adjusted EBITDA, net   $1,120  $1,496  -25%    2019 Card Services(MM)  8

# 2020 Guidance

Initial Annual Guidance:

- Revenue of $5.6 billion, flat with 2019
  - Precima divestiture negatively impacts 2020 revenue by $100 million
- Core EPS of $20.50, up 22 percent from 2019
  - Full-year benefit of expense controls realized

Key Card Metrics:

- Normalized average card receivables flat (sold $2.1 billion in receivables during 2019)
- End of period receivables up mid-single digits
- Gross yields up 30 to 50 basis points (assumes no acquired portfolios)
- Operating expense percentage 50 to 70 basis points better than 2019
- Estimated 20 to 30 basis points increase in principal loss rates due to slower receivables growth
- CECL implementation is expected to increase the allowance for loss reserve rate by approximately 50 to 55 percent
  - Charge is recorded through equity
  - Regulatory capital restored over 4 year period so no meaningful impact to annual cash flow
  - The CECL impact related to new receivables is expected to increase provision expense by approximately $60 million in 2020 and has been fully contemplated in guidance

AllianceData.

©2020 ADS Alliance Data Systems, Inc.
Confidential and Proprietary

9

10  Financial MeasuresIn addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, such as constant currency financial measures, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, net of funding costs, core earnings and core earnings per diluted share (core EPS). Constant currency excludes the impact of fluctuations in foreign exchange rates. The Company calculates constant currency by converting our current period local currency financial results using the prior period exchange rates. The Company uses adjusted EBITDA and adjusted EBITDA, net as an integral part of internal reporting to measure the performance and operational strength of reportable segments and to evaluate the performance of senior management. Adjusted EBITDA eliminates the uneven effect across all reportable segments of non-cash depreciation of tangible assets and amortization of intangible assets, including certain intangible assets that were recognized in business combinations, and the non-cash effect of stock compensation expense. Adjusted EBITDA also excludes restructuring charges, strategic transaction costs, and loss on the extinguishment of debt.Similarly, core earnings and core EPS eliminate non-cash or non-operating items, including, but not limited to, stock compensation expense, amortization of purchased intangibles, restructuring charges, strategic transaction costs, loss on the extinguishment of debt, amortization of debt issuance and hedging costs. The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding the Company’s performance and overall results of operations.

 Q & A  11